EXHIBIT 99


                                     [LOGO]


January 28, 2004


Dear Shareholder:

Enterprise Bancorp, Inc. reported net income of $6.9 million for the year ended December 31, 2003, compared to $6.3 million for 2002, an increase of 10%. Net income for the three months ended December 31, 2003 amounted to $1.9 million compared to $1.7 million for the same period in 2002.

As  reported   previously,   on  June  23,  2003  Enterprise  Bank,  along  with
approximately sixty-five other Massachusetts banks, and the Massachusetts Department of Revenue reached a final settlement regarding disputed retroactive tax assessments concerning the bank's REIT subsidiary, for tax years 1999 - 2002. Under the terms of the settlement, the one-time tax impact to the bank was approximately $1.1 million.

The bank reported total assets of $751.5 million at December 31, 2003, an increase of 4% from December 31, 2002. Total loans were $488.8 million, an 18% increase versus one year ago. Deposits plus repurchase agreements amounted to $661.8 million, up 4% over the prior year. In addition, the company's Investment Management and Trust Group reported investment assets under management of $375.3 million, an increase of 18% versus one year ago. Total assets, investment assets under management, and mortgage loans serviced for others amounted to $1.1 billion at December 31, 2003, an increase of 8% over December 31, 2002.

Enterprise Bank has achieved tremendous success in the past fifteen years. Our strong financial position is a result of the loyalty, dedication and commitment of our shareholders, employees and customers. On Monday, January 5 (January 3 was our actual anniversary date), we invited customers and friends to stop by for refreshments in all our branch offices. The occasion provided us a special opportunity to personally express our appreciation to many friends who have helped build our "Enterprise." As shareholders, you are the true keys to our success, and we are extremely grateful for your support.

At the December meeting of our Board of Directors, Enterprise Executive Vice President/Treasurer Jack Clancy was named a Bank Director, in addition to his position as President of Enterprise Bancorp, Inc. Jack has been a guiding force in many strategic initiatives and has assumed additional responsibilities each year, with a goal of continually increasing long-term shareholder value. A great resource to our Board, Jack brings his business acumen, experience, leadership skills and market knowledge to his new Board responsibilities.

The turmoil in the local banking environment (the acquisition of First Essex and the Fleet/Bank of America merger to list but two examples) has provided us additional market opportunities, and we are eager to accept the challenges that 2004 present. We are pleased to announce that Enterprise has received all necessary approvals to locate a full-service financial services center at 63 Park Street in the Park Street Village Building in Andover. The Andovers (Andover/North Andover) have been a high priority on our "wish list" for many years. We believe this market is a prime site for us as we hear frequently about the area's need for an independent community bank. With its vibrant professional community, (Andover/North Andover boasts a large number of physicians, attorneys, accountants, high-tech professionals), its proximity to highways, good schools, ample commercial space and attractive housing market, Andover is a community that fits well into Enterprise's target market. Many residents of Greater Lowell have relocated to Andover in the past two decades, and we have many personal and professional relationships there. We anticipate that trust and investment services will be an important component of our new Andover location in the years ahead. We will begin interior renovations at Park Street shortly, and tentatively plan for a early spring opening.

Senior Vice President/Chief Commerical Real Estate Lender Steven Larochelle and Vice President Marlene Hoyt, two valued members of our lending team, have many years of experience in the Andover market. In addition, Donald Schroeder has recently joined us as Senior Vice President/Commercial Lending, and he will be working out of our Andover office. Bringing over 30 years of commercial lending experience in the Merrimack Valley, Don will be a tremendous asset to our bank. He has a strong customer base, built during his tenure at the former Arlington Trust Company, and more recently, First Essex Bank in Andover. Don attended UMass Lowell and Merrimack College, and is involved in a wide range of community activities including the Board of Directors of the Andover Chamber of Commerce, and the Board of Directors for the Andover Community Trust. He is also a member of the Greater Lawrence Kiwanis Club, a Trustee for the Merrimack Valley YMCA, and past Chairman of the Finance Committee for the Town of Andover.

During the past several years, our strategic goal has been to further expand the Enterprise franchise in several key markets. The May 5, 2003 opening of our Fitchburg office builds our franchise in the North Central region, and our move to Andover brings the Enterprise name further down the Route 495 corridor, thus beginning our expansion into Essex County. We continually seek additional locations within these targeted regions, and we anticipate other branch openings to further expand the footprint of Enterprise's market area.

In late March, we will be sending our 2003 annual report to all shareholders, including a detailed analysis of the bank's progress, as well as proxy material in preparation for Enterprise Bancorp, Inc.'s annual meeting which will be held on Tuesday, May 4 at 4 p.m. at the American Textile Museum, 491 Dutton Street in Lowell. Each year, we look forward to the opportunity to speak with shareholders and discuss our plans for the bank's continued growth and profitability. We are proud to be the region's largest independent community bank. 2003 has been a successful year, and we look forward to pursuing many new business opportunities in the year ahead.

Sincerely,



/s/ George L. Duncan       /s/ Richard W. Main           /s/ John P. Clancy, Jr.
--------------------       -------------------           -----------------------
George L. Duncan           Richard W. Main               John P. Clancy, Jr.
Chairman/Chief             President/Chief Lending       President/Enterprise
Executive Officer          Officer/Chief Operating       Bancorp Inc./EVP/
                           Officer                       Treasurer/Enterprise
                                                         Bank

                    Enterprise Bancorp, Inc. and Subsidiaries

                              STATEMENTS OF INCOME
                                   (unaudited)

                                                             Three Months Ended           Twelve Months Ended
                                                                December 31,                  December 31,
                                                        ---------------------------   ------------------------------
                                                            2003            2002           2003            2002
                                                        ------------   ------------   ------------     -------------
INTEREST INCOME
    Interest and fees on loans                         $  7,287,466    $  7,194,989    $ 28,273,966    $ 28,133,684
    Interest on investment securities                     1,727,457       2,707,486       7,713,915      10,588,148
    Interest on federal funds sold                          110,217          61,639         352,664         232,311
                                                       ------------    ------------    ------------    ------------
       Total interest income                              9,125,140       9,964,114      36,340,545      38,954,143
                                                       ------------    ------------    ------------    ------------

INTEREST EXPENSE
    Interest on deposits                                  1,551,214       2,239,384       6,719,716       9,399,284
    Interest on repurchase agreements                         2,462           3,400          11,021         282,778
    Interest on Federal Home Loan Bank borrowings            11,139           9,751          80,903          40,550
    Interest on subordinated debentures                     294,305         294,305       1,177,219       1,177,219
                                                       ------------    ------------    ------------    ------------
       Total interest expense                             1,859,120       2,546,840       7,988,859      10,899,831
                                                       ------------    ------------    ------------    ------------

NET INTEREST INCOME                                       7,266,020       7,417,274      28,351,686      28,054,312

    Provision for loan losses                               241,875         277,500       1,075,000       1,325,000
                                                       ------------    ------------    ------------    ------------

    Net interest income after provision for loan
    losses                                                7,024,145       7,139,774      27,276,686      26,729,312
                                                       ------------    ------------    ------------    ------------

    Operating expenses                                   (5,380,262)     (5,631,928)    (20,657,920)    (22,244,407)
    Depreciation                                           (620,559)       (671,552)     (2,551,449)     (2,569,777)
    Amortization of intangible assets                       (33,192)        (33,192)       (132,769)       (132,769)
    Non-interest income                                   1,638,415       1,584,598       6,580,482       5,577,719
    Net gains on sales of investment securities             280,762            --         2,149,892       1,341,475
                                                       ------------    ------------    ------------    ------------
       Income before provision for income taxes           2,909,309       2,387,700      12,664,922       8,701,553
    Provision for income taxes                            1,028,965         696,306       5,719,886       2,395,068
                                                       ------------    ------------    ------------    ------------

NET INCOME                                             $  1,880,344    $  1,691,394    $  6,945,036    $  6,306,485
                                                       ============    ============    ============    ============

EARNINGS PER SHARE
Basic earnings per common share                        $       0.52    $       0.48    $       1.95    $       1.80
                                                       ============    ============    ============    ============

Diluted earnings per common share                      $       0.50    $       0.46    $       1.87    $       1.75
                                                       ============    ============    ============    ============

Dividend per common share (1)                          $       --      $       --      $       0.38    $       0.33
                                                       ============    ============    ============    ============

Basic weighted average common shares outstanding (2)      3,593,015       3,523,752       3,565,734       3,494,818
                                                       ============    ============    ============    ============

Diluted weighted average common shares outstanding        3,762,112       3,639,803       3,712,367       3,611,712
                                                       ============    ============    ============    ============

(1) Annual dividends are generally declared in the second quarter of each fiscal year.

(2) Weighted average common shares outstanding have increased due to the exercise of employee stock options and reinvestment of dividends from the dividend reinvestment plan.

                    Enterprise Bancorp, Inc. and Subsidiaries

                                 BALANCE SHEETS

                                   (unaudited)


                                                       December 31, 2003  December 31, 2002
                                                      ------------------  -----------------
ASSETS
    Cash and due from banks                            $    31,101,961    $    45,778,048
    Federal funds sold                                      14,000,000               --
    Investment securities                                  196,308,098        239,096,327
    Loans                                                  488,839,152        414,123,485
        Allowance for loan losses                           (9,986,425)        (9,371,057)
                                                       ---------------    ---------------
     Net loans                                             478,852,727        404,752,428
                                                       ---------------    ---------------
    Bank premises and equipment                             12,429,021         13,143,900
    Intangible assets                                        6,530,123          6,662,892
    Other assets                                            12,323,241         11,996,481
                                                       ---------------    ---------------

TOTAL ASSETS                                           $   751,545,171    $   721,430,076
                                                       ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits                                           $   660,824,382    $   638,052,154
    Repurchase agreements                                      953,924            762,737
    Federal Home Loan Bank borrowings                       20,470,000         16,470,000
    Junior subordinated debentures (1)                      10,825,000         10,825,000
    Other liabilities                                        3,721,291          5,239,855
                                                       ---------------    ---------------
       Total liabilities                                   696,794,597        671,349,746
                                                       ---------------    ---------------

    Stockholders' equity                                    52,511,133         45,612,399
    Net unrealized appreciation on investment
    securities, net of taxes                               2,239,441          4,467,931
                                                       ---------------    ---------------
       Total stockholders' equity                           54,750,574         50,080,330
                                                       ---------------    ---------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $   751,545,171    $   721,430,076
                                                       ===============    ===============


    Investment assets under management                 $   375,296,992    $   317,394,210
                                                       ===============    ===============

    Mortgage loans serviced for others                 $    15,077,295    $    16,860,951
                                                       ===============    ===============

    Total assets, investment assets under management
      and mortgage loans serviced for others           $ 1,141,919,458    $ 1,055,685,237
                                                       ===============    ===============



(1) Beginning on December 31, 2003, the Company has excluded its subsidiary, Enterprise (MA) Capital Trust I ("Trust"), from the consolidated balance sheet, as required by a recent accounting standard issued by the Financial Accounting Standards Board (FASB). This new FASB standard required the Company to exclude the $10.5 million of trust preferred securities issued by the Trust, and instead report the $10.8 million liability owed to the Trust (junior subordinated debentures). The Company has elected to restate prior periods for comparability purposes.